TRANSFER AGENCY AND SERVICE AGREEMENT

                                     between

                             The Victory Portfolios
                           on Behalf of Various Funds
                              Listed on Schedule A
                          Individually and Not Jointly

                                       and

                       STATE STREET BANK AND TRUST COMPANY










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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

Article 1     Terms of Appointment; Duties of the Bank......................

Article 2     Fees and Expenses.............................................

Article 3     Representations and Warranties of the Bank....................

Article 4     Representations and Warranties of the Company.................

Article 5     Data Access and Proprietary Information.......................

Article 6     Indemnification...............................................

Article 7     Standard of Care..............................................

Article 8     Covenants of the Company and the Bank.........................

Article 9     Termination of Agreement......................................

Article 10    Assignment....................................................

Article 11    Amendment.....................................................

Article 12    Massachusetts Law to Apply....................................

Article 13    Force Majeure.................................................

Article 14    Consequential Damages.........................................

Article 15    Merger of Agreement...........................................

Article 16    Counterparts..................................................

Article 17    Multiple Funds................................................

Article 18    Limitation of Liability.......................................

Article 19    Arbitration...................................................

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                      TRANSFER AGENCY AND SERVICE AGREEMENT
                      -------------------------------------

     AGREEMENT made as of the 12th day of July, 1996 by and between THE VICTORY PORTFOLIOS, a Delaware business trust, having its principal office and place of business at 3435 Stelzer Road, Columbus, Ohio (the "Company"), on behalf of the individual Funds listed on Schedule A, individually and not jointly, (each a "Fund" and collectively, the "Funds"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 ("the Bank").

         WHEREAS, the Company is a series Fund registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund desires to appoint the Bank as its transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities, and the Bank desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Article 1 Terms of Appointment; Duties of the Bank
          ----------------------------------------

         1.01 Subject to the terms and conditions set forth in this Agreement, the Company, on behalf of each Fund, individually

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and not  jointly,  hereby  employs and appoints the Bank to act as, and the Bank agrees to act as its transfer agent for the Fund's authorized and issued shares of beneficial interest, (the "Shares"), dividend disbursing agent, custodian of certain retirement plans and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of each Fund (the "Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of each Fund, including without limitation any periodic investment plan or periodic withdrawal program.

         1.02 The Bank agrees that it will perform the following services:


         (a) In accordance with procedures established from time to time by agreement between the Company and the Bank, the Bank shall:


         (i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of each Fund authorized pursuant to the Trust Instrument of the Company (the "Custodian");

         (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

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         (iii)      Receive for acceptance  redemption  requests and redemp tion directions and deliver the appropriate documentation thereof to the Custodian;

         (iv) In respect to the transactions in items (i), (ii) and (iii) above, the Bank shall execute transactions directly with broker-dealers authorized by each Fund who shall thereby be deemed to be acting on behalf of the Fund;

         (v) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

         (vi) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

         (vii)      Prepare   and   transmit    payments   for   dividends   and
                    distributions declared by each Fund;

         (viii) Issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Bank of indemnification satisfactory to the Bank and protecting the Bank and the Funds, and the Bank at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

         (ix) Maintain records of account for and advise each Fund and its shareholders as to the foregoing; and

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         (x)        Record  the  issuance  of shares  of each Fund and  maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of shares of the Funds that are authorized, based upon data provided to it by the Funds, and issued and outstanding. The Bank shall also provide each Fund on a regular basis with the total number of shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of shares, to monitor the issuance of such shares or to take cognizance of any laws relating to the issue or sale of such shares, which functions shall be the sole responsibility of the Funds.

         (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall: (i) perform the customary services of a transfer agent, dividend disbursing agent, custodian of certain retirement plans and, as relevant, agent in connection with accumulation, openaccount or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing

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confirmation  forms and statements of account to Shareholders  for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of Shares sold in each State.


         (c) In addition, the Funds shall (i) identify to the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State.

         (d)  Procedures  as to who shall provide  certain of these  services in
Article 1 may be established from time to time by agreement between the Company and the Bank per the attached service responsibility schedule, established and amended from time to time by written agreement between the Company, on behalf of each affected Fund, and the Bank. By agreement, the Bank may at times perform only a portion of these services and the Funds or their agent may perform these services on the Funds' behalf.

         (e) The Bank shall provide additional services on behalf of each Fund (i.e., escheatment services) that may be agreed upon in writing between the Company and the Bank.

         (f) The Bank will not accept third-party checks in payment of the Shares.

Article 2 Fees and Expenses
          -----------------

         2.01 For the performance by the Bank pursuant to this Agreement, each Fund agrees to pay the Bank an annual maintenance fee for each shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Company and the Bank.

         2.02 In addition to the fee paid under Section 2.01 above, each Fund agrees to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulation proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Company will be reimbursed by the affected Fund. The parties agree that the initial fee schedule attached hereto will remain in effect for at least two years from the effective date of this Agreement.

         2.03 Each Fund agrees to pay all fees and reimbursable expenses within 30 days following the receipt of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Fund at least seven
(7) days prior to the mailing date of such materials.

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Article 3 Representations and Warranties of the Bank
          ------------------------------------------

         The Bank represents and warrants to the Fund that:

         3.01 It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

         3.02 It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

         3.03 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

         3.04 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

         3.05 It and any sub-transfer agent has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

         3.06 It and any sub-transfer agent has and will continue to be registered as a transfer agent with the appropriate regulatory agency and to the extent necessary with any appropriate state regulator.

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Article 4 Representations and Warranties of the Company
          ---------------------------------------------

         The Company represents and warrants to the Bank that:

         4.01 It is a business trust duly organized and existing and in good standing under the laws of the State of Delaware.

         4.02 It is empowered under applicable laws and by its Trust Instrument and By-Laws to enter into and perform this Agreement.

         4.03 All corporate proceedings required by the Trust Instrument and By-Laws have been taken to authorize it to enter into and perform this Agreement.

         4.04 It is an open-end, management investment company registered under the Investment Company Act of 1940, as amended.

         4.05 A registration statement under the Securities Act of 1933, as amended is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of each Fund being offered for sale.

Article 5 Data Access and Proprietary Information
          ---------------------------------------

         5.01 Each Fund acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to each Fund by the

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Bank  as  part  of the  Funds'  ability  to  access  certain  Fund-related  data
("Customer Data") maintained by the Bank on data bases under the control and ownership of the Bank or other third party ("Data Access Services") constitute
copyrighted,     trade    secret,    or    other     proprietary     information
(collectively,"Proprietary Information") of substantial value to the Bank or other third party. In no event shall Proprietary Information be deemed Customer Data. Each Fund agrees to treat all Proprietary Information as proprietary to the Bank and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, each Fund agrees for itself and its employees and agents:

         (a) to access Customer Data solely from locations as may be designated in writing by the Bank and solely in accordance with the Bank's applicable user documentation;

         (b) to refrain from copying or duplicating in any way the Proprietary Information;

         (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with the Bank's instructions;

         (d) to refrain from causing or allowing third-party

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data acquired hereunder from being  retransmitted to any other computer facility or other location, except with the prior written consent of the Bank;

         (e) that each Fund shall have access only to those authorized transactions agreed upon by the parties;

         (f) to honor all reasonable written requests made by the Bank to protect at the Bank's expense the rights of the Bank in Proprietary Information at common law, under federal copyright law and under other federal or state law.

         Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Article 5. The obligations of this Article shall survive any earlier termination of this Agreement.

         5.02 If the Company notifies the Bank that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Bank shall endeavor in a timely manner to correct such failure. Organizations from which the Bank may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and each Fund agrees to make no claim against the Bank arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH

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ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS.  THE BANK EXPRESSLY  DISCLAIMS ALL
WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         5.03 If the transactions available to the Funds include the ability to originate electronic instructions to the Bank in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information (such transactions constituting a "COEFI"), then in such event the Bank shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Bank from time to time.

Article 6 Indemnification
          ---------------

         6.01 The Bank shall not be responsible for, and each Fund, individually and not jointly, shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

         (a) All actions of the Bank or its agent or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

         (b) The Fund's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Fund hereunder.

         (c) The reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar.

         (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Fund.

         (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

         6.02 At any time the Bank may apply to any officer of the Company for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by each Fund, individually and not jointly, for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of a Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Company, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

         6.03 In order that the  indemnification  provisions  contained  in this
Article 6 shall apply, upon the assertion of a claim for which a Fund may be required to indemnify the Bank, the Bank shall promptly notify the Fund of such assertion, and shall keep the Fund advised with respect to all developments concerning such claim. The Fund shall have the option to participate with the Bank in the defense of such claim or to defend against said claim in its own name or in the name of the Bank. The Bank shall in no case confess any claim or make any compromise in any case in which a Fund

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may be required to  indemnify  the Bank  except  with the Fund's  prior  written consent.

Article 7 Standard of Care
          ----------------

         7.01 The Bank shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct of that of its employees.

Article 8 Covenants of the Company and the Bank
          -------------------------------------

         8.01 The Company shall promptly furnish to the Bank the following:

         (a) A certified copy of the resolution of the Board of Trustees of the Company authorizing the appointment of the Bank and the execution and delivery of this Agreement.

         (b) A copy of the Trust Instrument and By-Laws of the Fund and all amendments thereto.

         8.02 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

         8.03 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 17A of the Securities Exchange Act of 1934, as amended, Section 31 of the 1940 Act, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of each Fund and will be preserved, maintained and made available in accordance with such Sections and Rules, and will be surrendered promptly to the Funds on and in accordance with their request.

         8.04 The Bank and the Company agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

         8.05 In case of any requests or demands for the inspection of the Shareholder records of a Fund, the Bank will endeavor to notify the Fund and to secure instructions from an authorized officer of the Company as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Article 9 Termination of Agreement
          ------------------------

         9.01 During the initial two year term of this Agreement, this Agreement may be terminated by either party only for "cause" upon one hundred twenty (120) days written notice to the other.

         9.02 After the initial two year term of this Agreement, either party may terminate this Agreement upon 120 days notice for any reason or for no reason.

         9.03 Should the Company exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material with respect to each Fund will be borne by each Fund individually and not jointly. Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months' fees, provided that the Agreement has not been terminated by the Company for "cause" (as defined in section 9.04 below).

         9.04 For purposes of this Agreement, "cause" shall mean (a) a material breach of the terms of this Agreement; (b) the failure of the Bank to meet the performance standards set forth on the attached schedule; (c) the material breach of a warranty, representation or covenant contained in this Agreement; (d) the failure to meet the standard of care set forth in Article 7 of this Agreement; (e) an "assignment" (as defined in the 1940 Act) of this Agreement by the Bank. For purposes of this Section 9.04 and Section 10.01 below, an "assignment" of the Sub-Transfer Agent Agreement (as defined below) will considered an assignment of this Agreement.

Article 10 Assignment
           ----------

         10.01 Neither this Agreement nor any rights or obligations hereunder may be "assigned" (as defined in the 1940 Act) or delegated by either party without the written consent of the other party.

         10.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

         10.03 The Bank will, without further consent on the part of the Company, enter into an agreement for the performance of the some or all of the Bank's obligations set forth in this Agreement (the "Sub-Transfer Agent Agreement") with Boston Financial Data Services, Inc. ("BFDS"), a Massachusetts Corporation Agreement"), which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended ("Section 17A(c)(2)"); provided, however, that the Bank will be as fully responsible to the Company for the acts and omissions of BFDS as it is for its own acts and omissions.

Article 11 Amendment
           ---------

         11.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Company.

Article 12 Massachusetts Law to Apply
           --------------------------


         12.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

Article 13 Force Majeure
           -------------

         13.01 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes. The Bank warrants and represents that it has disaster recovery facilities that are designed to reasonably assure that its operations with respect to the Company and its shareholders will continue uninterrupted. The Bank further warrants and represents that it has in place disaster recovery procedures and that such procedures are periodically reviewed and tested.

Article 14 Consequential Damages
           ---------------------

         14.01 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

Article 15 Merger of Agreement
           -------------------

         15.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

Article 16 Counterparts
           ------------

         16.01 This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Article 17 Multiple Funds
           --------------

         17.01 Every reference to a Fund shall be deemed a reference solely to the particular Fund of the Company (as set forth in Schedule A, as may be amended from time to time). Under no circumstances shall the rights, obligations or remedies with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. In particular, and without otherwise limiting the scope of this paragraph, the Bank shall have no right to set off claims of a Fund by applying property of any other Fund.

Article 18 Limitation on Liability
           -----------------------

         Copies of the Trust Instrument, as amended, establishing the Company are on file with the Secretary of the Trust, and notice is hereby given that this Agreement is executed on behalf of the Company by officers of the Company as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers, shareholders, employees or agents of the Company but are binding only upon the assets and property of the various Funds of the Company, severally and not jointly.

Article 19 Arbitration
           -----------

         19.01 Any controversy, claim, or dispute arising out of or relating to this Agreement or the Sub-Transfer Agent Agreement, or any breach thereof, including without limitation any dispute concerning the scope of this Article 19, will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association as supplemented herein, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         19.02  There  will  be  three  arbitrators,   including  at  least  one
practicing attorney and one certified public accountant.

Pending final award, arbitrator compensation and expenses will be advanced equally by both parties.

         19.03 The AAA will hold an administrative conference with counsel for the parties within 20 days after the filing of the demand for arbitration. The parties and the AAA will thereafter cooperate in order to complete the appointment of three arbitrators as quickly as possible. Within 15 days after all three arbitrators have been appointed, an initial meeting among the arbitrators and counsel for the parties will be held for the purpose of establishing a plan for administration of the arbitration, including:

         (a) defining the issues;

         (b) scope, timing, and types of discovery, which may at the discretion of the arbitrators include production of documents in the possession of the parties, but may not without consent of all particles include depositions;

         (c) exchange of documents and filing of detailed statement of claim and prehearing memoranda;

         (d) schedule and place of hearings; and

         (e) any other matters that may promote the efficient, expeditious, and cost-effective conduct of the proceeding.

         19.04 The arbitration will take place in the State of Ohio.

         19.05 The final award will include pre-award interest at a rate of interest determined by the arbitrators to approximate the cost to he prevailing party of borrowing money during the relevant period.

         19.06 The final  award may grant  such  other,  further  and  different
relief  as  authorized  by  the  American  Arbitration   Association  Commercial
Arbitration Rules, which may not include punitive damages.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                       THE VICTORY PORTFOLIOS, on behalf of
                                       each of the Funds listed on Schedule
                                       A, individually and not jointly


                                       By:/s/William B. Blundin
                                          ----------------------
                                             Vice President

ATTEST:


/s/Scott A. Englehart
-----------------------------
   Secretary


                                       STATE STREET BANK AND TRUST COMPANY

                                       BY:/s/Ronald E. Logue
                                          ------------------
                                          Executive Vice President


ATTEST:


/s/Stephen Cesso
-----------------------------
  Vice President

                                   SCHEDULE I
                           Amended as of March 2, 1998
--------------------------------------------------------------------------------
1. Victory Balanced Fund                26. Victory Federal Money Market Fund
         Class A Shares                          Investor Shares
         Class B Shares                          Select Shares
         Key Shares                     27. Victory Convertible Securities Fund
2.  Victory Diversified Stock Fund      28. Victory LifeChoice Conservative
         Class A Shares                          Investor Fund
         Class B Shares                 29. Victory LifeChoice Growth
3.  Victory Government Mortgage Fund             Investor Fund
4.  Victory Growth Fund                 30. Victory LifeChoice Moderate
5.  Victory Financial Reserves Fund              Investor Fund
6.  Victory Fund for Income
7.  Victory Institutional Money Market Fund
         Investor Shares
         Select Shares
8.  Victory Intermediate Income Fund
9.  Victory International Growth Fund
         Class A Shares
         Class B Shares
10. Victory Investment Quality Bond Fund
11. Victory Lakefront Fund
12. Victory Limited Term Income Fund
13. Victory National Municipal Bond Fund
         Class A Shares
         Class B Shares
14. Victory New York Tax-Free Fund
         Class A Shares
         Class B Shares
15. Victory Ohio Municipal Bond Fund
16. Victory Ohio Municipal Money Market Fund
17. Victory Ohio Regional Stock Fund
         Class A Shares
         Class B Shares
18. Victory Prime Obligations Fund
19. Victory Real Estate Investment Fund
20. Victory Special Growth Fund
21. Victory Special Value Fund
         Class A Shares
         Class B Shares
22. Victory Stock Index Fund
23. Victory Tax-Free Money Market Fund
24. Victory U.S. Government Obligations Fund
         Investor Shares
         Select Shares
25.Victory Value Fund
--------------------------------------------------------------------------------

                                   SCHEDULE A
                          Amended as of March 1, 1997

1.       Victory Balanced Fund
                  Class A Shares
                  Class B Shares
                  Key Shares
2.       Victory Diversified Stock Fund
                  Class A Shares
                  Class B Shares
3.       Victory Government Mortgage Fund
4.       Victory Growth Fund
5.       Victory Financial Reserves Fund
6.       Victory Fund For Income
7.       Victory Government Bond Fund
                  Class A Shares
                  Class B Shares
8.       Victory Institutional Money Market Fund
                  Investor Shares
                  Select Shares
9.       Victory Intermediate Income Fund
10.      Victory International Growth Fund
                  Class A Shares
                  Class B Shares
11.      Victory Investment Quality Bond Fund
12.      Victory Limited Term Income Fund
13.      Victory National Municipal Bond Fund
                  Class A Shares
                  Class B Shares
14.      Victory New York Tax-Free Fund
                  Class A Shares
                  Class B Shares
15.      Victory Ohio Municipal Bond Fund
16.      Victory Ohio Municipal Money Market Fund
17.      Victory Ohio Regional Stock Fund
                  Class A Shares
                  Class B Shares
18.      Victory Prime Obligations Fund
19.      Victory Special Growth Fund
20.      Victory Special Value Fund
                  Class A Shares
                  Class B Shares
21.      Victory Stock Index Fund
22.      Victory Tax-Free Money Market
23.      Victory U.S. Government Obligations Fund
                  Investor Class Shares
                  Select Class Shares
24.      Victory Value Fund
25.      Victory Lakefront Fund
26.      Victory Real Estate Investment Fund

                                   SCHEDULE A

1.       Victory Balanced Fund
                  Class A Shares
                  Class B Shares
                  Key Shares
2.       Victory Diversified Stock Fund
                  Class A Shares
                  Class B Shares
3.       Victory Government Mortgage Fund
4.       Victory Growth Fund
5.       Victory Financial Reserves Fund
6.       Victory Fund For Income
7.       Victory Government Bond Fund
                  Class A Shares
                  Class B Shares
8.       Victory Institutional Money Market Fund
                  Investor Shares
                  Select Shares
9.       Victory Intermediate Income Fund
10.      Victory International Growth Fund
                  Class A Shares
                  Class B Shares
11.      Victory Investment Quality Bond Fund
12.      Victory Limited Term Income Fund
13.      Victory National Municipal Bond Fund
                  Class A Shares
                  Class B Shares
14.      Victory New York Tax-Free Fund
                  Class A Shares
                  Class B Shares
15.      Victory Ohio Municipal Bond Fund
16.      Victory Ohio Municipal Money Market Fund
17.      Victory Ohio Regional Stock Fund
                  Class A Shares
                  Class B Shares
18.      Victory Prime Obligations Fund
19.      Victory Special Growth Fund
20.      Victory Special Value Fund
                  Class A Shares
                  Class B Shares
21.      Victory Stock Index Fund
22.      Victory Tax-Free Money Market
23.      Victory U.S. Government Obligations Fund
                  Investor Class Shares
                  Select Class Shares
24.      Victory Value Fund

                       STATE STREET BANK AND TRUST COMPANY

                         FUND SERVICE RESPONSIBILITIES*


Service Performed                                   Responsibility
-----------------                                   --------------
                                                 Bank           Fund
                                                 ----           ----

 1.      Receives orders for the purchase         X              X+
         of Shares.

 2.      Issue shares and hold Shares in          X
         Shareholders accounts.

 3.      Receive redemption requests.             X              X+

 4.      Effect transactions 1-3 above            X              X+
         directly with broker-dealers.

 5.      Pay over monies to redeeming             X              X+
         Shareholders.

 6.      Effect transfers of Shares.              X              X+

 7.      Prepare and transmit dividends           X              X+
         distributions.

 8.      Issue Replacement Certificates.          X

 9.      Reporting of abandoned property.         X

10.      Maintain records of account.             X

11.      Maintain and keep a current and          X
         accurate control book for each
         issue of securities

12.      Mail proxies.                                           X

13.      Mail shareholder reports.                               X

14.      Mail prospectuses to current                            X
         Shareholders.

15.      Withhold taxes on U.S. resident          X
         and non-resident alien accounts.

16.      Prepare and file U.S. Treasury           X
         Department forms.

17.      Prepare and mail account and             X              X+
         confirmation statements for
         Shareholders.

Service Performed                                   Responsibility
-----------------                                   --------------
                                                 Bank           Fund
                                                 ----           ----

18.      Provide Shareholder account              X
         information.

19.      Blue sky reporting.                                      X

* Such services are more fully described in Article 1.02 (a), (b) and (c) of the Agreement.


+ Shared responsibility with each KeyCorp division responsible for their customers represented by onmnibus accounts

                                       THE VICTORY PORTFOLIOS, on behalf of
                                       each of the Funds listed on Schedule
                                       A, individually and not jointly


                                       By:/s/William B. Blundin
                                          ----------------------
                                             Vice President

ATTEST:


/s/Scott A. Englehart
-----------------------------
   Secretary


                                       STATE STREET BANK AND TRUST COMPANY

                                       BY:/s/Ronald E. Logue
                                          ------------------
                                          Executive Vice President


ATTEST:


/s/Stephen Cesso
-----------------------------
  Vice President

                         Fee Information for Services as
                  Plan, Transfer and Dividend Disbursing Agent

                             THE VICTORY PORTFOLIOS
--------------------------------------------------------------------------------


Annual Account Service Fees
---------------------------

         Account Fee                              $13.25

         Complex Base Fee*                        $600,000

         Closed Account Fee                       $  1.50


Each class is considered a fund and will be billed accordingly.

Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.


Activity Based Fees
-------------------

         New Account Set-up                       $5.00/each
         Manual Transactions                      $1.50/each
         Telephone Calls                          $1.50/each
         Correspondence                           $2.50/each


IRA Custodial Fees (If Applicable)
----------------------------------

         Annual Maintenance                       $10.00/account


Conversion Fee
--------------

One Time Fee                                      $30,000


Out-of-Pocket Expenses                            Billed as incurred


Out-of-Pocket expenses include but are not limited to: confirmation statements, postage, forms, audio response, telephone, records retention, transcripts, microfilm, microfiche, and expenses incurred at the specific direction of the fund.

*This complex base fee may be allocated across the Funds at the discretion of KeyCorp. The complex base fee is applicable up to 50 Cusips.

THE VICTORY PORTFOLIOS, on behalf of
each of the Funds listed on Schedule A,
individually and not jointly                 STATE STREET BANK AND TRUST CO.


By    /s/William B. Blundin                  By    /s/Ronald E. Logue
      ---------------------                        ------------------
Title Vice President                         Title Executive Vice President
Date  July 22, 1996                          Date  July 26, 1996